EXHIBIT 99.1

Contact:
Richard Sawchak
Paradigm Solutions Corporation
Tel: (240) 283-3404

For Immediate Release

Paradigm Holdings Provides Business Update and
Reports Financial Results for the First Quarter of 2011

Rockville, Maryland – May 17, 2011 – Paradigm Holdings, Inc. (OTCOB: PDHO) (“Paradigm” or the “Company”), a provider of comprehensive information technology and cyber security solutions for federal government enterprises, today provided an update for the first quarter ended March 31, 2011.

First Quarter 2011 Highlights:

➢	Revenues increased by 66.5% to $12.5 million compared to the first quarter of 2010
➢	Gross profit increased by 41.6% to $2.3 million compared to the first quarter of 2010
➢	EBITDA increased by 181% to $0.9 million, or 7% of revenues
➢	Net loss of $0.09 per diluted share driven by non-cash items

Peter B. LaMontagne, Paradigm President and CEO, stated, “We are excited about demonstrating improved financial performance and achieving an even stronger position in our core markets for cybersecurity and mission critical infrastructure.  We believe that making our customers’ missions and our employees our top priority is distinguishing us from our competition and enabling us to exhibit increasing growth and profitability.

Richard Sawchak, Chief Financial Officer, stated, “The increase in revenues experienced over the previous three quarters coupled with associated increases in gross profits and careful containment of our operating expenses has enabled us to significantly increase our profitability and improve the fundamentals of our balance sheet.  We believe that these positive financial performance measures will enable us to continue on our trajectory and achieve our strategic business goals.”

The Company’s EBITDA was $0.9 million during the quarter ended March 31, 2011, as compared to approximately $0.3 million for the same period of 2010. The Company defines EBITDA as earnings before interest, taxes, changes in the fair value of put warrants, depreciation and amortization, stock compensation and restructuring expenses which include the basket allowed under our senior credit facility and other actual restructuring costs. EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), and should not be considered in isolation of, or as a substitute for, earnings as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. The Company believes the presentation of EBITDA is relevant and useful by enhancing the readers’ ability to understand the Company’s operating performance. The Company’s management utilizes EBITDA as a means to measure performance. The Company’s measurements of EBITDA may not be comparable to similar titled measures reported by other companies. The table below reconciles EBITDA, a non-GAAP measure, to net loss for the three months ended March 31, 2011 and 2010.

	Quarter Ended March 31
	2011	2010
Net Loss	$(2,798,257)	$(540,278)

Adjustments:
Income Tax (Benefit) Expense	(55,191)	42,876
Interest Expense, net	769,252	555,199
Change in Fair Value of Put Warrants	2,775,460	(13,193)
Depreciation & Amortization	104,524	104,557
Stock Compensation	69,765	83,617
Restructuring Expenses	33,958	86,886

EBITDA	$899,511	$319,664

Revenue for the first quarter of 2011 was $12.5 million, compared to $7.5 million for the first quarter of 2010. The increase in revenue was attributable to an increase in our federal service contract revenue of $1.0 million driven by the expansion of existing service contracts and new contract wins in the cybersecurity practice area and an increase in new contract wins in the mission critical infrastructure practice area of $4.4 million, which was partially offset by a reduction in revenue on a federal repair and maintenance contract of $0.4 million. Net loss for the first quarter of 2011 was $2.8 million, or $0.09 per share, versus a net loss of $0.5 million, or $0.01 per share, in the first quarter of 2010. The increased net loss is attributable to the change in fair value of put warrants of $2.8 million and higher interest expenses of $0.2 million, which were partially offset by better operating income of $0.7 million.

The Company had a $5.3 million working capital deficit and approximately $2.7 million outstanding on its line of credit with Silicon Valley Bank as of March 31, 2011.

For additional details, please refer to the Company’s quarterly report on Form 10-Q as filed with the SEC.

About Paradigm Holdings, Inc.

Paradigm Holdings, Inc., (www.paradigmsolutions.com) is a provider of information technology (IT) and business solutions for U.S. Federal Government enterprises. Paradigm specializes in comprehensive information assurance solutions involving cyber security and forensics as well as continuity of operations and disaster recovery planning.  The Company also provides systems engineering and IT infrastructure support solutions.  Headquartered in Rockville, Maryland, the Company currently employs approximately 200 people.

Safe Harbor Statement

This press release may contain forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. Paradigm assumes no obligation to update the information contained in this press release. Future results for Paradigm may be affected by its ability to continue to implement its government technology solutions, its dependence on the federal government and state and local governments and other federal government contractors as its major customers, timely passage of components of the federal budget, timely obligations of funding by the federal and state governments, its dependence on procuring, pricing and performing short-term government contracts, its dependence on hiring and retaining qualified professionals, potential fluctuations in its quarterly operating results, including seasonal impacts, its dependence on certain key employees and its ability to timely and effectively integrate the businesses it may acquire. For further information about forward-looking statements and other Paradigm specific risks and uncertainties please refer to recent SEC filings for Paradigm, which are available at www.sec.gov.

PARADIGM HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2011	December 31, 2010
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$224,852	$94,746
Accounts receivable — contracts, net	4,736,470	5,333,319
Costs and earnings in excess of billings on uncompleted contracts	2,460,493	3,398,380
Restricted Cash	4,000,000	4,000,000
Prepaid expenses	620,016	1,214,542
Deferred income tax assets	104,561	50,837
Other current assets	779,441	842,717
Total current assets	12,925,833	14,934,541
Property and equipment, net	85,132	102,838
Goodwill	3,991,605	3,991,605
Intangible assets, net	463,227	550,045
Deferred financing costs, net	345,425	444,252
Deferred income tax assets, net of current portion	744,958	693,720
Other non-current assets	177,502	266,778
Total Assets	$18,733,682	$20,983,779
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Note payable — line of credit	$2,730,222	$$3,084,681
Note payable — promissory note	3,952,053	3,877,124
Accounts payable and accrued expenses	3,359,372	5,371,557
Accrued salaries and related liabilities	1,650,232	1,811,553
Corporate income tax payable	3,707	114,294
Mandatorily redeemable preferred stock - $.01 par value, 10,000,000 shares authorized, 6,115 shares issued and outstanding as of March 31, 2011 and December 31, 2010, respectively	6,431,031	600,000
Other current liabilities	121,512	176,669
Total current liabilities	18,248,129	15,035,878
Long-term liabilities
Other non-current liabilities	75,312	67,365
Mandatorily redeemable preferred stock, noncurrent portion	--	5,517,263
Put warrants	3,178,066	402,606
Total liabilities	21,501,507	21,023,112
Commitments and contingencies
Stockholders’ equity
Common stock - $.01 par value, 250,000,000 shares authorized, 44,671,598 shares issued, of which 13,848,183 shares are held in the treasury as of March 31, 2011 and December 31, 2010, respectively	308,236	308,236
Additional paid-in capital	4,057,301	3,987,536
Accumulated deficit	(7,133,362)	(4,335,105)
Total stockholders’ (deficit) equity	(2,767,825)	(39,333)
Total liabilities and stockholders’ equity	$18,733,682	$20,983,779

PARADIGM HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2011	2010
Contract Revenue
Service contracts	$6,461,513	$5,472,860
Repair and maintenance contracts	6,061,010	2,049,845
Total contract revenue	12,522,523	7,522,705
Cost of revenue
Service contracts	4,855,592	4,213,366
Repair and maintenance contracts	5,326,587	1,656,811
Total cost of revenue	10,182,179	5,870,177
Gross margin	2,340,344	1,652,528
Selling, general and administrative	1,649,080	1,607,924
Income from operations	691,264	44,604
Other income (expense)
Interest income	10,703	8
Change in fair value of put warrants	(2,775,460)	13,193
Interest expense – mandatorily redeemable preferred stock	(501,042)	(446,343)
Interest expense	(278,913)	(108,864)
Total other expense	(3,544,712)	(542,006)
Loss from operations before income taxes	(2,853,448)	(497,402)
(Benefit) provision for income taxes	(55,191)	42,876
Net loss attributable to common shareholders	$(2,798,257)	$(540,278)

Weighted average number of common shares:
Basic	30,823,415	41,243,027
Diluted	30,823,415	41,243,027

Basic and diluted net loss per common share	$(0.09)	$(0.01)